UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Mercury General Corporation (the “Company”) granted performance-based restricted stock units to the following named executive officers of the Company: Allan Lubitz, Theodore Stalick and Robert Houlihan. Each of the performance-based restricted stock units grants was made under the Company’s 2005 Equity Incentive Award Plan and pursuant to award agreements specifying the terms and conditions of the grants, including the performance-based vesting conditions. Pursuant to the terms of the award agreements, the performance-based restricted stock units will not vest until the end of a three-year period ending December 31, 2012, and then only if, and to the extent that, the Company’s earned underwriting income during such three-year period determined in accordance with generally accepted accounting principles achieves the threshold performance levels established by the Committee. A form of the performance-based restricted stock unit award agreement upon which the awards were granted to the named executive officers and other employees is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement for grants of performance-based restricted stock units under the Mercury General Corporation 2005 Equity Participation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2010	MERCURY GENERAL CORPORATION

	By:	/S/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer